Exhibit 4.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 19, 2015, is by and among UNIFI, INC., a New York corporation (“Parent”), UNIFI MANUFACTURING, INC., a North Carolina corporation (“Unifi Manufacturing” and together with Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons identified as the Lenders on the signature pages hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 26, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 26, 2015, and as the same may have been further amended, restated, supplemented, or otherwise modified from time to time before the date hereof (as so amended, the “Credit Agreement”), the Lenders have agreed to make loans and advances and provide other financial accommodations to Borrowers, subject to the conditions precedent set forth therein; and

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement and, subject to the terms and conditions set forth herein, the Agent and the Lenders have agreed to such amendments on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

1.            Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2.             Amendment to Credit Agreement.

(a)     Amendment to Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

“Second Amendment Effective Date” means November 19, 2015.

(b)     Amendment to Schedule 1.1. The definition of “Real Property Advance Rate” in Schedule 1.1 to the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

“Real Property Advance Rate” means (a) from and including the Second Amendment Effective Date through and including the earlier to occur of (i) the first Reset Date occurring after the Second Amendment Effective Date and (ii) December 31, 2016, 75% and (b) at all times thereafter, 60%.

(c)     Amendment to Schedule 1.1. The definition of “Term Note” in Schedule 1.1 to the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

“Term Note” means that certain Fourth Amended and Restated Term Note, dated as of the Second Amendment Effective Date, by Borrowers in favor of Agent, for the benefit of the Term Loan Lenders, as the same may be further amended, modified, supplemented, renewed, restated or replaced. The Term Note is, as of the Second Amendment Effective Date, in the face principal amount of $100,000,000, but the amount owing thereunder shall be determined by reference to the terms of the Agreement.

3.            Conditions Precedent. The provisions of this Amendment shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)     This Amendment. Agent shall have received fully executed counterparts of this Amendment, duly authorized, executed and delivered by the Agent, the Lenders, and the Borrowers and duly acknowledged by the Guarantors.

(b)     Term Note. Agent shall have received a Fourth Amended and Restated Term Note in the original principal amount of $100,000,000 and dated as of the date hereof, duly executed by the Borrowers.

(c)     Accuracy of Representations and Warranties. Each of Borrowers’ representations and warranties set forth in Section 4(d) hereof shall be true and correct in all respects.

4.            Miscellaneous

(a)     No Additional Obligations. Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall Borrowers rely upon the existence of or claim or assert that there exists) any obligation of Agent or any Lender to consider or agree to any other amendment of or waiver or consent with respect to the Credit Agreement or any other instrument or agreement to which Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that Agent and the Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of Agent or the Lenders related hereto, shall be of any force or effect on the Lenders’ consideration or decision with respect to any such requested Additional Amendment or Consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

(b)     Waiver of Claims. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, remises, acquits and forever discharges each Lender and Agent and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations, Affiliates and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties (excluding the gross negligence or willful misconduct of any of the Released Parties), prior to and including the date of execution hereof, and in any way directly or indirectly arising out of, or in any way connected to, this Amendment, the Credit Agreement or the other Loan Documents or any related transactions (collectively, the “Released Matters”). Each Borrower hereby acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower hereby represents and warrants to each Lender and Agent that it has not purported to transfer, assign or otherwise convey any right, title or interest of any Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

(c)     Acknowledgments and Stipulations. In order to induce Agent and Lenders to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that (a) all of the Obligations are absolutely due and owing by Borrowers to Agent and Lenders in accordance with the terms and provisions of the Credit Agreement without any defense, deduction, offset or counterclaim (and, to the extent any Borrower had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); (b) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (c) the Liens granted by each Borrower to Agent in the Collateral are valid and duly perfected, first priority Liens, subject only to Permitted Liens; (d) each of the recitals contained at the beginning of this Amendment is true and correct; and (e) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of their own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent, any Lender or any counsel to Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.

(d)     Representations and Warranties of Borrowers. Each Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) the representations and warranties contained in Section 4 of the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty specifically relates to an earlier date, (b) the execution, delivery, and performance by such Borrower of this Amendment does not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Domestic Subsidiaries, the Governing Documents of any Loan Party or its Domestic Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Domestic Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Domestic Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, and (c) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof. Without limitation of the preceding sentence, each Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

(e)     Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Credit Agreement or any of the other Loan Documents are intended or implied, and in all other respects, the Credit Agreement and each of the other Loan Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Credit Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control. All references in the Credit Agreement (including without limitation the Schedules thereto) to the “Agreement” and all references in the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as amended hereby.

(f)     Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

(g)     Governing Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)     Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(i)     Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Continued on following page.]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	UNIFI, INC.

By: /S/ WILLIAM L. JASPER
Name: William L. Jasper
Title: Chief Executive Officer

UNIFI MANUFACTURING, INC.

By: /S/ WILLIAM L. JASPER
Name: William L. Jasper
Title: Chief Executive Officer

[Second Amendment to Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By: /S/ ZACHARY S. BUCHANAN

Name: Zachary S. Buchanan

Title: AVP

[Second Amendment to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /S/ ANDREW A. DOHERTY

Name: Andrew A. Doherty

Title: Senior Vice President

[Second Amendment to Amended and Restated Credit Agreement]

FIFTH THIRD BANK, as a Lender

By: /S/ ROBERT WEAVER

Name: Robert Weaver

Title: Vice President

[Second Amendment to Amended and Restated Credit Agreement]

GUARANTORS’ ACKNOWLEDGMENT

The undersigned, each a guarantor of the “Obligations” of Unifi, Inc., a New York corporation (“Parent”), and Unifi Manufacturing, Inc., a North Carolina corporation (“Unifi Manufacturing” and together with Parent, each a “Borrower” and collectively, the “Borrowers”), under and as defined in that certain Amended and Restated Credit Agreement, dated as of March 26, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 26, 2015, and as the same may have been further amended, restated, supplemented, or otherwise modified from time to time before the date hereof (as so amended, the “Credit Agreement”), by and among Borrowers, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), hereby (a) acknowledges receipt of the foregoing Second Amendment to Amended and Restated Credit Agreement, by and among Borrowers, the Lenders and Agent (the “Amendment”) and a copy of the fully executed Fourth Amended and Restated Term Note dated as of the date hereof in the original principal amount of $100,000,000, made by the Borrowers to the order of Agent (for and on behalf of the Lenders) (the “Term Note”); (b) consents to the terms and execution of the Amendment and the Term Note; (c) reaffirms its obligations pursuant to the terms of the Amended and Restated Guaranty and Security Agreement, dated as of March 26, 2015, among the Agent, the Borrowers and the undersigned (as amended by that certain First Amendment to Amended and Restated Guaranty and Security Agreement dated as of June 26, 2015, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”), in light of the Amendment and the Term Note; and (d) acknowledges that Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of Borrowers, or enter into any agreement or extend additional or other credit accommodations to Borrowers, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty and Security Agreement for Borrowers’ present and future Obligations.

UNIFI SALES & DISTRIBUTION, INC.

By: /S/ WILLIAM L. JASPER
Name: William L. Jasper
Title: President and Chief Executive Officer

SEE 4 PROCESS IMPROVEMENT SOLUTIONS, LLC

By: /S/ WILLIAM L. JASPER
Name: William L. Jasper
Title: Chief Executive Officer

[Second Amendment to Amended and Restated Credit Agreement]